Exhibit 99.1

Poniard Pharmaceuticals Focuses Company Resources on Late-Stage
Oncology Candidate Picoplatin Through Realignment of Research Organization

South San Francisco, Calif. (March 20, 2009) — Poniard Pharmaceuticals, Inc. (NASDAQ: PARD), a biopharmaceutical company focused on oncology, today announced that it will concentrate its cash resources on the clinical and commercial development of its late-stage oncology candidate, picoplatin. As a result, the Company has discontinued its in-house preclinical research operations and reduced its workforce by approximately 12 percent, or eight employees, effective March 31, 2009.  The Company continues to evaluate strategic alternatives for its preclinical research programs.

“Concentrating our resources on advancing our lead product candidate, picoplatin, currently in  Phase 2 and 3 clinical trials for the treatment of lung, colorectal and prostate cancers, supports our goal of commercializing picoplatin in 2010, initially for the treatment of small cell lung cancer,” said Jerry McMahon, Ph.D., chairman and CEO of Poniard.  “We believe these measures will bring us closer to near-term success and build shareholder value.  I would like to thank the Poniard employees who have been affected by this change for their significant contributions to the Company.”

About Poniard Pharmaceuticals

Poniard Pharmaceuticals, Inc. is a biopharmaceutical company focused on the development and commercialization of innovative oncology products to impact the lives of people with cancer. Picoplatin, the Company’s lead platform product candidate, is a new generation platinum chemotherapy. To date, clinical studies suggest that picoplatin has an improved safety profile relative to existing platinum-based cancer therapies. Picoplatin is designed to overcome platinum resistance associated with chemotherapy in solid tumors, and is being studied in multiple cancer indications, combinations and formulations. Clinical trials of intravenous picoplatin include a Phase 3 trial in small cell lung cancer and Phase 2 trials in metastatic colorectal and castration-resistant (hormone refractory) prostate cancers. The Company also is conducting a clinical trial of oral picoplatin in solid tumors. For additional information please visit http://www.poniard.com.

This release contains forward-looking statements, including statements regarding the Company’s results of clinical trials to date, business objectives and strategic goals, drug development plans, the potential safety and efficacy of its products in development and commercialization strategy. The Company’s actual results may differ materially from those indicated in these forward-looking statements based on a number of factors, including risks and uncertainties associated with the Company’s research and development activities; the results of clinical testing; the receipt and timing of FDA and other required regulatory approvals; the market’s acceptance of the Company’s proposed products; the Company’s anticipated operating losses, need for future capital and ability to obtain future funding; competition from third parties; the Company’s ability to preserve and protect intellectual property rights; the Company’s dependence on third-party manufacturers and suppliers; the Company’s lack of sales and marketing experience; the Company’s ability to attract and retain key personnel; changes in technology, government regulation and general market conditions; and the risks and uncertainties described in the Company’s current and periodic reports filed with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K for the year ended December 31, 2008. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update any forward-looking statement to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

© 2009 Poniard Pharmaceuticals, Inc. All Rights Reserved.

Poniard and Poniard Pharmaceuticals are trademarks of Poniard Pharmaceuticals, Inc.

For Further Information:

Greg Weaver

Chief Financial Officer

Poniard Pharmaceuticals

650-745-4437

Susan Neath (Investors)

Burns McClellan

212-213-0006

Jani Bergan

WeissComm Partners

415-946-1064